Exhibit 10.13(g)
DECLARATION OF TRUST
THE TRW RETIREMENT BENEFIT PLAN
THIS DECLARATION OF TRUST is made the 1 day of November 2010
BETWEEN
(1)	TRW Automotive Inc. whose registered office is situated at 12001 Tech Centre Drive, Livonia, Michigan 48150, United States of America (hereinafter called “the Company”) of the one part; and
(2)	Barclays Wealth Trustees (Guernsey) Limited whose registered office is situated at Regency Court, Glategny Esplanade, St Peter Port, Guernsey, GY1 3ST, (hereinafter called “the Original Trustee”) of the other part.
WHEREAS
(A)	The Company has determined to establish under an irrevocable trust with effect from the date first before written, a retirement benefits scheme to be known as The TRW Retirement Benefit Plan (the “Plan”) for the benefit of the employees and former employees of the Company and its subsidiaries and members of their families.
(B)	All benefits provided under the Plan will be administered by the Trustees in accordance with this Declaration of Trust.
(C)	The Company has requested the Original Trustee to act as the first trustee of the Plan and the Original Trustee has consented so to act. Accordingly the Company has paid the sum of £100 to the Original Trustee to hold upon this trust.

NOW THEREFORE IT IS HEREBY DECLARED as follows:-
PART 1 — ESTABLISHMENT OF THE PLAN
1.	Interpretation
The words and expressions used in this Declaration of Trust shall unless the context otherwise requires bear the respective meanings given to them in Part 3 of the Plan.
2.	Objects and constitution of the plan and the Plan Fund

2.1	The Plan shall be governed by this Declaration of Trust and the provisions set out herein.

2.2	The Plan Fund shall be vested in the Trustees to be held by them upon trust to apply it in or towards providing Retirement Benefits to Employees and former Employees of the Employing Companies in accordance with the provisions of this Declaration of Trust.

2.3	Subject always to Clause 18 of Part 1 below, the Trustee shall hold the Plan Fund and the income thereof upon such trusts whatsoever with and subject to such powers and provisions whatsoever and by whomsoever exercisable in favour or for the benefit of all or any one or more of the Beneficiaries as the Trustee may by instrument revocable during the Trust Period or irrevocable and executed at any time or times during the Trust Period in its absolute discretion appoint.

2.4	Notwithstanding any other provision of this Declaration of Trust, should there be any change in tax legislation or Her Majesty’s Revenue & Customs practice which adversely effects the tax treatment of either the Company, the UK Company or any Beneficiary then all parties to this Declaration of Trust hereby agree that this Declaration of Trust may be revoked by agreement of all parties to the Declaration of Trust and in the case of such revocation the Plan Fund and the income thereof, shall, notwithstanding any provision of Part 2 of this Declaration of Trust, be held by the Trustees on trust to distribute the same (within the period of six months following such revocation) between such one or more of the Beneficiaries and in such proportions as the Trustee shall in its absolute discretion determine subject to any tax withholdings required by law.

3.	Funding
It is intended that the moneys necessary for the purposes of the Plan may be provided (but under no obligation to do so) by contributions to be made by the Company (or such other person or persons as nominated by the Company) in respect of the employees and former employees and members of their families and that such contributions together with the income arising therefrom shall be available for the purposes of the Plan.
4.	Trusts of income and capital during the Trust Period
4.1	Subject always to any provision in Part 2 of this Declaration of Trust (and subject always to Clause 18 of Part 1 below) the Trustee shall during the Trust Period hold the Plan Fund and the income thereof as follows:
4.1.1	the Trustee shall have the power to pay or apply all or any part of parts of the income of the Plan Fund to or for the benefit of all or any one or more Beneficiaries in such shares and in such manner generally as the Trustee may in its absolute discretion think fit;
4.1.2	any income which is not paid or applied as aforesaid shall be accumulated so as to become part of the capital of the Plan Fund;
4.1.3	the Trustee shall so far as possible keep the income separate from the capital of the Plan Fund and for the avoidance of doubt keep any accumulated income separate from the capital (but the Trustee shall not be required to keep income from capital consisting of accumulated income separate from such capital); and
4.1.4	the Trustee shall also so far as possible pay all expenses (other than expenses consisting of the acquisition or improvement of trust property) of an income or capital nature out of the income and shall keep a record of all such payments.
4.2	Subject always to any provision in Part 2 of this Declaration of Trust (and subject always to Clause 18 of Part 1 below) the Trustee shall have power to pay or apply all or any part or parts of the capital of the Plan Fund to or for the benefit of all or any one or more of the Beneficiaries in such shares and in such manner generally as the Trustee may in its absolute discretion think fit.

5.	Ultimate default trust
Subject to and in default of the foregoing trusts powers and provisions the Trustee shall hold the Plan Fund and the income thereof upon trust for such Charity or Charities and in such shares if more than one as the Trustee may before the end of the Trust Period determine and in default of such determination upon trust for charitable purposes generally.
6.	Segregation of the Plan Fund
Notwithstanding the foregoing provisions of this Trust the Trustees shall hold all sums contributed by a particular company (together with the property and monies from time to time representing the same and the income thereof) separate from all sums contributed by any other company.
7.	Administration vested in the Trustees
7.1	Administration vested in Trustees The administration and management of the Plan and the Plan Fund shall be vested in the Trustees.
7.2	Costs and Expenses — Establishment All costs and expenses of instituting and establishing the Plan shall be borne by the Company.
7.3	Cost and Expenses — Administration All costs and expenses of managing and administering the Plan shall unless otherwise agreed by the Trustees and the Company shall be borne by the Trustees and shall be paid out of the Plan Fund.
8.	Appointment and removal of Trustees
8.1	Appointment of new and additional Trustees The power to appoint new and additional trustees of this Trust shall be vested in the UK Company. No new or additional trustee shall be appointed unless such trustee agrees to be bound by the provisions of this Declaration of Trust as if it were named as a party to this Declaration of Trust.

8.2	Retirement of Trustees The Trustee (from time to time) may at any time retire by giving not less than thirty days’ notice in writing to the Company that they wish to retire from the trusts of this Trust (and so that if after such retirement there shall be no continuing Trustee the Trustee shall at the same time as such retirement is effected appoint a new Trustee or Trustees in their place) PROVIDED THAT no Trustee shall be personally liable for acting as a Trustee after the date upon which he has retired but prior to actual receipt of notice by him of such retirement and he shall continue to be entitled to remuneration and the indemnity contained in this Declaration of Trust conferred on the Trustees until all trust assets have been transferred to the new or continuing Trustees.
8.3	Appointment of corporate body The Trustees may be constituted by a sole corporate body (whether or not that body is a trust corporation).
8.4	Number of Trustees The number of Trustees shall be no fewer than five unless a corporate body is appointed as a sole Trustee of the Plan.
8.5	Offshore Trustees A person may not be appointed as Trustee unless that person is not resident in the United Kingdom and PROVIDED THAT at no time shall a Member be a Trustee.
9.	Exclusion of liability
9.1	No Trustee shall be liable for any loss or damage which may happen to the Plan Fund or the income thereof arising from any improper investment or purchase made by him, or any agent employed by him, in good faith or for the negligence or fraud of any agent employed by him or by any other trustee of the Trust although his employment was not strictly necessary or expedient or by reason of any mistake or omission made in good faith by any trustee of the Trust or of any other matter or things except fraud wilful misconduct or negligence on the part of the Trustee who is sought to be made liable.
9.2	Subject always to Clause 9.1, following a transfer pursuant to the terms of this Trust to any person of the whole or any part of the Plan Fund, the Trustees shall be discharged from any further liability that may arise in relation to any event that occurs after such transfer has occurred in respect of that part of the Plan Fund that has been transferred. For the avoidance of doubt the Trustees will not be discharged from any liability under this Clause 9.2 which arises in respect of an event which occurred prior to the transfer of any part of the Plan Fund but in respect of which the liability on the part of the Plan Fund so transferred crystallises or accrues after such transfer has occurred.
9.3	The Trustees shall not incur any liability whatsoever arising from:
9.3.1	anything done or omitted in conformity with any advice given or purporting to have been given by any adviser or manager appointed or employed by the Trustees in connection with the Trust or the delegation to any such adviser or manager of all or any of the Trustees’ powers and discretions; or

9.3.2	the Trustees having made investments or otherwise in any manner whatsoever having acted in accordance with recommendations of the Company.
9.4	Every discretion or power (including any power of appointment or power of revocation) conferred on the Trustees by this Declaration of Trust or by law shall be an absolute and uncontrolled discretion or power and no Trustee hereof shall be obliged to give any person beneficially interested hereunder any reason or justification for nor be held liable for any loss or damage accruing as a result of his concurring or refusing or failing to concur in any exercise of any such discretion or power.
10.	Corporate Trustee
10.1	Any Trustee who shall be a company shall be entitled to act as a Trustee on its usual terms and conditions in force from time to time including (in addition to reimbursement of such company’s proper expenses costs and other liabilities) the right to remuneration and the incidence thereof and in addition such company or person connected with such company being a banker broker investment adviser or engaged in any other profession business or trade may without accounting for any resultant profit act in such capacity and perform any service on behalf of the Trust and on the same terms as with a customer.
10.2	Any Trustee or person connected with a Trustee who shall be a solicitor advocate attorney or accountant or engaged in any other professional business or trade shall be entitled to charge be reimbursed and be paid out of the Plan Fund his usual professional or other charges for work or business done or transacted or time expended by him or his firm or any employee or partner of his in the execution of or otherwise in relation to the Trust including acts which a Trustee not being in that or any profession business or trade could have done.
10.3	Nothing in this trust shall prevent any Trustee or any person connected with a Trustee from contracting or entering into any financial banking or other transaction with the Trustees or any company or body any of whose shares or securities form part of the Plan Fund or from being interested in any such contract or transaction and the Trustees shall not be liable to account to any person interested under the Trust for any profit or benefit made or derived by the Trustees thereby or in connection therewith.
11.	Trustee Indemnity
The Company HEREBY COVENANTS that it will at all times keep the Trustees and each of them saved harmless and indemnified against any costs expenses or liabilities whatsoever (except any Trust Tax Liability which the Trustee is responsible for solely by virtue of acting as Trustee of the Trust and only to the extent that such liability is capable of being discharged at the expense of the Plan Fund) to which they shall as trustees hereof be or become liable by virtue of any act omission event or thing whatsoever (including without prejudice to the generality of the foregoing the preparation of this Declaration of Trust) unless such costs expenses or liabilities shall be attributable to fraud or wilful misconduct or negligence on the part of the Trustee whom or which it is sought to make liable.
12.	Exclusion of the Company
No provision of this Trust shall operate and no discretion or power conferred upon the Trustees or any other person under this Trust or by law shall be capable of being exercised in such manner as shall cause any part of the capital or income of the Plan Fund to be distributed or lent to paid or applied to or for the benefit of (whether directly or indirectly in any circumstances whatsoever) the Employing Companies or any other person who has added property to the Plan Fund.

13.	General Trustee powers for carrying out the purposes of the Plan
13.1	The Trustees are hereby granted all such powers and discretions as they may require to carry out the purposes of the Plan.

13.2	No discretion of or exercise of a duty, power or discretion by the Trustee or any delegate of the Trustee shall be invalidated or questioned on the grounds that any Trustee for the time being of the Plan (or where a corporate trustee has been appointed as Trustee, any director or officer thereof) has a direct or other personal interest in the manner or result of such decision or of exercising such duty, power or discretion.
14.	Investment

14.1	Consent The Trustee is not obliged to consult with the Company in respect of any investments that it proposes to make.

14.2	General investment powers The whole or any part of the Plan Fund may be placed on current or deposit account with a bank or building society in the names of the Trustees or any Nominees or custodians and subject thereto and to the provisions of Clause 14.3 of Part 1 shall be invested or applied in the name or under the legal control of the Trustees in any form of investment which the Trustees could make if they were absolutely and beneficially entitled to it or in any form of investment which would be unavailable other than as a trustee of a retirement benefits scheme or only available to them on less favourable terms and may from time to time vary and transpose such investments as they think fit

14.3	Special investment powers Subject to the provisions of Clause 14.4 of Part 1 without prejudice to the generality of the above the Trustees or the Nominees may:
14.3.1	Nature of investment make investments and applications whether or not they produce income and whether or not they are authorised by law for the investment of trust moneys

14.3.2	Deposits make deposits at interest with any bank or building society joint stock company or mutual or other society or body of repute and standing, which carries on the business of banking or insurance or bill discounting

14.3.3	Stocks trust funds etc apply or invest trust moneys in the acquisition by purchase subscription or otherwise of such stocks trust funds shares securities mortgages or other investments of property rights and interests (real or personal) of whatsoever nature and wheresoever situate (including shares or units of any investment trust unit trust or common investment trust fund or other company association or body designed to provide a spread of investments whether or not it is managed or administered by one of the Trustees)

14.3.4	Underwriting underwrite sub-underwrite or guarantee the subscription of any stocks trust funds shares securities or other investments

14.3.5	Development apply the moneys or other assets of the Plan Fund by way of participation in any investment (whether income producing or not) or in the acquisition and development of any interest in land or property jointly with any party or parties whether the interest of the Trustees so acquired is that of partners or of trustees holding the same upon trust for sale or otherwise notwithstanding that the interest so acquired in any such investment or venture may be a minority interest

14.3.6	Loans Subject to Clause 14.4 of Part 1 make secured or unsecured loans to persons or bodies corporate on such terms as the Trustees may determine

14.3.7	Capital profit apply trust moneys in or towards the acquisition of any article or commodity which the Trustees believe is likely to realise capital profit

14.3.8	Loans to Trustees lend (with or without security) to any body corporate which is for the time being a Trustee of the Plan Fund and whose business comprises the business of banking without such Trustee being liable to account for any profits made in respect thereof

14.3.9	Joint Investment the Trustees may join with the trustees of any other scheme for the provision of Retirement Benefits:
14.3.9.1	in participating in any investment of any description hereinbefore set out and the Trustees may hold or be entitled to such share of any co-mixed or co-mingled investments as they agree with the trustees of any such other scheme; or

14.3.9.2	in appointing a nominee to hold investments or engage in other transactions and in order to do so may delegate and authorise the sub-delegation of their powers of control over the investment of the Plan Fund set out in this Clause 14.3.9.2 of Part 1.
14.4	Loans to Member etc The Trustees shall not knowingly invest or apply any part of the Plan Fund by way of loan to any Member or other person having a contingent interest under the terms of the Plan by virtue of any Member.

14.5	Proscribed Investments The Trustees shall not knowingly invest more than 5% of the Plan Fund in shares of the Company or of a Trustee or any company connected therewith and other than in accordance with Clause 14.3.8 of Part 1 shall not lend to any such company any part of the Plan Fund; nor shall the Trustees knowingly invest any part of the Plan Fund in any company connected with any Member or connected with any other individual having a contingent interest under the terms of the Plan by virtue of any Member. Notwithstanding the foregoing, the Trustees shall be permitted to acquire or dispose of units in a regulated or unregulated collective investment scheme, such as a mutual trust fund or unit trust, either operated or advised by a company connected with the Company.

14.6	Dividends The Trustee shall, unless otherwise agreed by the UK Company, waive all rights to receive dividends payable in respect of any shares that it holds in the Company or any Employing Company .

14.7	Definitions For the purposes of Clause 14.5 of Part 1 a company is connected with a Member or another individual if the Member either on his own or together with the Member’s spouse or children can exercise the majority of the votes attaching to the ordinary share capital of that company and “ordinary share capital” shall have the same meaning as in section 832(1) Income and Corporation Taxes Act 1988.

15.	Power to effect insurance policies

15.1	Provision of benefits The Trustees may in their own name or that of any Nominees effect deferred or immediate annuity policies life assurance policies retirement endowment or sinking fund contracts or policies or make other suitable arrangements with any one or more insurance company society or institution for the provision of the pensions or other benefits for which this Plan provides
15.2	Power to Insure the Plan Fund
15.2.1	Insure assets The Trustees shall have power to insure or procure the insurance of any such assets of the Plan Fund as they think appropriate against such risks and for such amounts as the Trustees shall in their absolute discretion determine (whether as owners of any interest in such assets or as occupier or otherwise) and may apply such part of the Plan Fund as is appropriate in effecting or maintaining such insurance

15.2.2	Proceeds The proceeds of any such insurance shall be held by the Trustees on trusts of the Plan
15.3	Dealings with contracts The Trustees shall be entitled to deal with any such policies or contracts by way of surrender exchange mortgage or otherwise or make such other arrangements in connection therewith as they shall think fit and no insurance company or other society company or institution as aforesaid shall in any case be concerned to enquire as to the object of such dealing or arrangement

15.4	Power to effect indemnity insurance The Trustees may at any time effect and maintain such professional indemnity insurance or other types of insurance as they think appropriate in the course of administering the Plan or protecting the Plan Fund and all premiums due in respect of such insurance will be payable by the Trustees

15.5	Power to contract The Trustees may at any time enter into a contract with any Employing Company whereby in return for a contribution to the Plan Fund the Trustees agree to pay the Employing Company an amount equivalent to all or any specified amount of any Employer Social Security Liability that may from time to time arise

16.	Borrowing powers
16.1	Borrowing The Trustees or with their prior written consent the Investment Manager shall have power to borrow any moneys from time to time and may also charge part of the Plan Fund with the due repayment and payment of interest on any moneys so borrowed

16.2	Borrowed money part of Plan Fund All moneys so borrowed or raised shall be treated in all respects as forming part of the Plan Fund

16.3	Purposes of borrowing The Trustees or the Investment Manager with their consent may apply the moneys so raised in any manner which they in their absolute discretion think fit for the purposes of the Plan and in particular without prejudice to the generality of the above may exercise this power for the purpose of making additional investments to be held as part of the Plan Fund for the purposes of the Plan

17. Minority or incapacity of recipient If a person entitled to benefit under the Plan is a minor or is in the opinion of the Trustees suffering from any physical or other incapacity rendering him or her unable to manage his or her affairs or to give a proper receipt the Trustees may at their discretion pay or direct the payment of such benefit to any one or more dependants of such person or to any bank or institution or other person or persons to be applied for his or her benefit and payment duly made in good faith to any such dependant bank or institution or other person or persons shall operate as a complete discharge to the Trustees or company or body making payment for the money so paid.

18.	Limitation on payments to participators

(a)	The purpose of this Clause 18 is to ensure that Section 13 of the Inheritance Tax Act 1984 applies in any case where a close company makes a disposition of property which becomes comprised in the Plan Fund and the disposition would be a transfer of value for inheritance tax purposes but for Section 13 of the Inheritance Tax Act 1984.

(b)	Expressions used in this Clause 18 shall have the same meanings as they have for the purposes of Section 13 of the Inheritance Tax Act 1984.

(c)	Subject only to subclause (e) below, the property (including property representing the same and any part(s) thereof) and the income thereof shall not be applicable at any time for the benefit of any person falling within subclause (d) below (being a person who falls within Section 13(2) of the Inheritance Tax Act 1984 having regard to Section 13(3) of the Inheritance Tax Act 1984).
(d)	A person falls within this subclause if :
(i)	he is a Participator in the close company; or

(ii)	he is a Participator in any close company that has made a disposition of property which became comprised in the Plan Fund and the disposition would have been a transfer of value but for Section 13 of the Inheritance Tax Act 1984; or

(iii)	he has been a Participator in any such close company as is mentioned in paragraphs (i) or (ii) above at any time after, or during the 10 years before, the disposition made by that company; or

(iv)	he is connected with any person within paragraphs (i), (ii) or (iii) above.
And a person is a “Participator” in a close company if he is a participator who is beneficially entitled to, or to rights entitling him to acquire, 5 per cent or more of, or any class of the shares comprised in, its issued share capital, or if he is a participator who on a winding-up of the company would be entitled to 5 per cent or more of its assets.
(e)	The provisions of this Clause 18 shall not apply to prevent the exercise of a power to make a payment which is the income of any person for any of the purposes of income tax, or would be the income for any of those purposes of a person not resident in the United Kingdom if he were so resident.

19.	Tax and Social Security

19.1	Income tax and social security Subject always to Clause 19.2 if any Employing Company or the Trustees are liable for any tax or other fiscal impositions in any jurisdiction (including, but not limited to, any income tax and/or employee’s social security liability whether enforceable against the Trustees or not) upon any payment or in respect of any part of the Plan Fund in respect of which the Trustees are to make payment under this Plan the Trustees may deduct from such payment an amount equal to such liability and retain the amount deducted in order that the Trustee may pay an amount equal to the liability to the relevant Employing Company to hold upon trust to pay the same to the appropriate authorities or the Trustee may meet that liability directly with the appropriate authority for and on behalf of the Employing Company. Where an Employing Company may have such a liability but it has not yet been established the Trustees may defer making all or part of the payment until it is established whether the liability exists or not and if it does to what extent.
19.2	Employer social security
19.2.1	The Trustee promises to give the Company or the relevant Employing Company full details of any proposed payment or other provision of Retirement Benefits by the Trustee or otherwise out of the Trust which will or may give rise to a Relevant Employer Social Security Liability in advance of such payment or provision.

19.2.2	Where an Employer Social Security Liability arises on a payment from the Plan Fund the Trustee shall not make any deduction for the amount of such Relevant Employer Social Security Liability (in accordance with Clause 19.1) from the payment.
19.3	Trust Tax Liability In the event that the Trustee is liable to pay any Trust Tax Liability the Trustee may use part of the Plan Fund to meet that liability.

20.	Trustee’s duties

20.1	The Trustees shall make such reports or returns as may be required by law by any taxation authority.
20.1.1	Records of benefit entitlement The Trustees shall keep or cause to be kept a record of all persons entitled or persons who in their opinion may become entitled to benefit under the Plan and all debts withdrawals or other matters necessary to be recorded for the proper administration and management of the Plan and the Plan Fund

20.1.2	Records to be kept The Trustees shall keep or cause to be kept records to show all dealings with the Plan Fund by them or by their authority and shall subject the Plan to such actuarial investigation and report and to such investigation by an auditor as are necessary to comply with any statutory requirement in that regard applicable to the Plan. The Trustees shall in any event whether or not statutorily required so to do provide any Member or any Beneficiary in receipt of benefits under the Plan with a written statement of the value of the Plan Fund at least once every twelve months
20.2	The Trustees shall notify the Employing Company of the value and form of any benefits provided in accordance with the terms of the Plan within five working days of the date that any benefits are provided.

21.	Disputes

21.1	Disputes and other questions arising
21.1.1	Benefits and entitlements The Trustees shall (so far as the law allows) have full power conclusively to determine whether or not any person is entitled to any benefits under the Plan and the amount of any such benefit

21.1.2	Matters of doubt The Trustees may conclusively determine all questions and matters of doubt arising as far as the law allows under or in connection with the Plan and the Plan Fund

21.1.3	Settling disputes The Trustees have power to settle compromise or submit to arbitration any claims matters or things relating in any way to the Plan or the Plan Fund or relating to any rights of any Member
22.	Delegation and Fees

22.1	Delegation
22.1.1	Trustees power to delegate Without prejudice to all powers conferred on trustees whether by statute or the general law the Trustees may at any time or from time to time delegate (by power of attorney or otherwise) to any person or fluctuating body of persons (whether or not that person or one of those persons is one of the Trustees) all or any of the powers and duties and discretions vested in them by this Plan PROVIDED THAT:
22.1.1.1	no powers relating to the winding-up of the Plan shall be delegated under this Clause 22.1;

22.1.1.2	no powers or discretions shall be delegated or sub-delegated to any Member of the Plan;

22.1.1.3	no powers or discretions shall be delegated or sub-delegated to any person if such delegation or sub-delegation would or may cause the trust to cease to satisfy the requirements of Section 86 IHTA 1984; and

22.1.1.4	the exercise of discretionary trusts and powers in relation to the Plan Fund which require or empower the determination of a beneficial interest in the Trust may not be delegated by the Trustees.
22.1.2	Terms of delegation The terms and conditions on which the Trustees delegate may be such as the Trustees think fit (including the power to sub-delegate) and the Trustees shall not be bound to supervise the proceedings of the delegate or the sub-delegate (as the case may be) and subject to the terms of any agreement entered into in any particular case the Trustees may revoke withdraw alter or vary such delegation or sub-delegation at any time and without notice
22.2	Operation of bank account The Trustees may from time to time in writing authorise such persons as they shall think fit to draw cheques on any banking account or to endorse cheques or to give receipts and discharges for any moneys or other property payable transferable or deliverable to the Trustees and every such receipt or discharge shall be as valid and effectual as if they were given by the Trustees

22.3	Appointment of Investment Manager The Trustees may delegate their powers of making and managing investments and of keeping a register thereof to any person firm or company whom they consider competent for this purpose (to act either alone or jointly with any other person or body) and shall do so if the same is necessary to comply with the requirements of any applicable legislation (including without limitation the UK Financial Services and Markets Act 2000)
22.4	Nominees The Trustees may permit the Plan Fund (or such part or parts of it as appropriate) to be held in the name of Nominees or jointly in the names of the Trustees and Nominees

22.5	Appointment of advisers The Trustees may appoint obtain and act upon the advice of an actuary and any solicitor accountant and other adviser upon such terms as the Trustees shall think fit

22.6	Protection to person dealing No person dealing with a delegate or agent of the Trustees shall be concerned to enquire whether any power purported to be exercised by the delegate or agent is exercisable or whether the instrument authorising the delegation or appointment of an agent is still in force unless such person has received notice of revocation of the authorisation and in the absence of fraud on the part of such person so dealing shall so far as regards the safety and protection of such person be deemed to be within the powers of the delegate or agent and to be valid and effectual accordingly

22.7	Fees The Trustees may pay out of the Plan Fund to such delegate Investment Manager Nominee or adviser such reasonable fees as the Trustees in their absolute discretion think fit

23.	Amendment of Trust

23.1	The Trustees may at any time alter or add to all or any of the provisions of this Declaration of Trust in any respect whether or not such alteration or addition adversely affects the interest of Beneficiaries PROVIDED THAT no such alteration or addition:
23.1.1	shall affect any vested interest in the Plan Fund or income thereof subsisting prior to such alteration or addition;

23.1.2	may be made which would have the effect of prejudicing the status of this Trust as a trust satisfying the conditions set out in Section 86 of the Inheritance Tax Act 1984;

23.1.3	may be made which would result in the Trust being administered in the United Kingdom; or

23.1.4	may be made to this Clause 23 or Clauses 5, 11, 12 or 18 of Part 1.
23.2	The Trustees shall have power from time to time to release or to any extent to restrict the future exercise of any powers conferred on them by this Trust or by law notwithstanding the fiduciary nature of any such powers.

24.	Evidence of age, etc

24.1	Beneficiary’s Change of Address Every Beneficiary in receipt of a lump sum or an annuity or any other annual payment under the provisions of the Plan and every person claiming to be a Beneficiary shall notify the Trustees of every change of address and provide the Trustees from time to time with such evidence of age identity status and survival and such other information as they require

24.2	Information If any information required by the Trustees in respect of or in any way connected with any Beneficiary is not supplied or is incorrect the Trustees may make such adjustments to any benefit payable to the beneficiary or any person claiming to be a Beneficiary as they in their discretion think fit to ensure that the correct benefits are paid hereunder

25.	Determination of employment
Nothing in this Declaration of Trust shall in any way restrict the right of any of the Company any Employing Company or of its or their duly authorised servant to determine the employment of any Member and no damages shall be recoverable nor any amount claimed to be set-off in respect of any benefit hereunder which a former employee alleges against the Trustees or any of those employers he has lost by reason of the determination of his employment whether such determination was lawful or not

26.	Third party rights
Other than in relation to the rights and powers of the UK Company set out in Clause 8.1 of Part 1 and Clause 14.6 of Part 1 any person who is not a party to this instrument shall have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Declaration of Trust. This Clause 26 does not affect any right or remedy of any person which exists or is available otherwise than pursuant to that Act. For the avoidance of doubt the UK Company may enforce its rights pursuant to Clause 8.1 of Part 1 of this Declaration of Trust and Clause 14.6 of Part 1 of this Declaration of Trust pursuant to the Contracts (Rights of Third Parties) Act 1999.
27.	Governing Law
This Declaration of Trust shall be governed by and construed in accordance with the laws of England and Wales and both the Company and the Trustees hereby submit to the jurisdiction of the High Court of Justice in England.
28.	Change of Governing Law
Notwithstanding anything contained in this Declaration of Trust the Trustee may at any time during the Trust Period declare that the powers and provisions of the Trust shall from the date of such Declaration of Trust take effect in accordance with the law of such other territory as shall be therein specified and as from the date of such Declaration of Trust:
28.1	the law of such other territory shall be the law applicable hereto and the courts in such other territory shall be the forum for the administration hereof but subject to the powers conferred by this Clause 28 and until any further Declaration of Trust is made hereunder; and

28.2	subject always to Clause 23 of Part 1 the Company (with the prior written consent of the Trustees) shall have the power to make such amendments to the terms of this Declaration of Trust as may be reasonably necessary in order to ensure that no provision in this Declaration of Trust becomes illegal void or voidable under the law applicable thereto;
PROVIDED THAT the foregoing power shall not be exercisable in any manner which might directly or indirectly cause this Declaration of Trust under the law applicable thereto to become illegal void or voidable.

29.	Irrevocability
This Trust is irrevocable.
30.	Execution in counterpart
This Declaration of Trust may be executed in any number of counterparts, and by the parties on separate counterparts, but shall not be effective until each party has executed at least one counterpart. Each counterpart shall constitute an original of this Declaration of Trust but all counterparts put together constitute but one and the same instrument.

PART 2 — ENTITLEMENT
1.	Eligibility for Membership

Notwithstanding the generality of this Declaration of Trust any Employee or former Employee is eligible to be a “Member” SAVE THAT an Employee or former Employee shall only become a “Member” to the extent that they have a Member Retirement Account in accordance with this Plan.

2.	Agreement with Member

The Company and the Trustees may require each Member sign an agreement with the Company and the Trustees whereby the Member agrees to comply with the provisions of this Declaration of Trust. Where applicable the agreement shall be in such a form as the Company and the Trustees prescribe.

3.	Information Required
3.1	The Trustees have power at any time to call upon any Member or any Beneficiary or prospective Member or Beneficiary to supply evidence of age or health or other information which they may reasonably deem necessary for the purposes of the Plan.

3.2	The Trustees may withhold payment of benefits due until this information is supplied.
4.	Plan Funding

The Company or an Employing Company may from time to time make contributions to the Plan Fund but shall be under no obligation to make such contributions.

5.	Accumulation by Trustees

Subject to Clauses 6 and 7 of this Part 2 of the Declaration of Trust where the Trustees are in receipt of any amount whether paid by the Company an Employing Company or otherwise in respect of which it has been determined that such amount should be appropriated to a Member Retirement Account for the provision of Benefits to a Member at and after the Member’s Relevant Date the Member shall not be entitled to capital gains and income but the Trustees shall accumulate the same until the Relevant Date of the Member concerned and for the purposes of this Part 2 of the Declaration of Trust the “Appropriated Amount” shall be the capital (together with any accretions thereon) and income held by the Trustees in such Member Retirement Account under this Clause 5 at the Relevant Date of the Member concerned.

6.	Provision of Benefits
6.1	Benefits at the Relevant Date The benefits payable to or in respect of the Member at the Relevant Date of the Member concerned shall be any Retirement Benefits as the Trustee shall in its absolute discretion determine.

6.2	Annuities and Lump Sums
6.2.1	Annuities At their absolute discretion the Trustees may provide a secured or unsecured annuity for such period (whether fixed or not) as the Trustee at their absolute discretion shall determine.

6.2.2	Lump sums At their absolute discretion the Trustees may provide a lump sum payment.

6.2.3	Provision of Secured Annuities Any annuity may be secured by the purchase of an appropriate policy or annuity contract in the name of a Member (or as the case may be Dependant or Beneficiary) from such insurance company society or institution which is able and willing to provide such policy or annuity contract as the Trustees select. On the policy or annuity contract being purchased the Trustees shall cease to have any liability in respect of the annuity so secured and shall not be under any liability as to the payment or application of the benefits under the policy or contract

6.2.4	Commutation Upon receipt by the Trustees of a written request from a Member before the Relevant Date of the Member concerned indicating that Member’s wish to commute at that date all or any part of the value of an annuity payable under this Clause 6 the Trustees may in their discretion commute all or part of the value of such annuity or annuities for a lump sum and shall pay that lump sum to that Member at the Relevant Date of the Member concerned.
6.3	Limitation of Dependants’ Benefits No amount payable to any Beneficiary who is a minor at the date of death of a Member shall be payable in respect of any period after the date at which the Beneficiary attains majority or (if later) ceases full-time education unless the Beneficiary is the Member’s spouse.
7	Provision of Death Benefits
7.1	Payment to Beneficiaries Notwithstanding any of the preceding provisions of this Part of the Declaration of Trust if it is shown to the satisfaction of the Trustees that a Member has died the Trustees shall hold the Appropriated Amount or such parts thereof as remain in their hands for the benefit of all or such one or more exclusive of the other or others of the Beneficiaries upon the trusts declared in Clause 7.2 of this Part of the Declaration of Trust below PROVIDED THAT the Trustees shall not pay any amount into the estate of the deceased Member

7.2	In respect of any amount to be held under this sub-clause and subject always to Clause 7.3 of this Part 2 of the Declaration of Trust:
7.2.1	Limit on Death Benefits the Trustees shall have power at their discretion to pay or apply the whole or any part of that sum to or for the benefit of all or any one or more of the others or other of the Beneficiaries of such deceased Member in such shares and proportions as the Trustees shall in their discretion decide

7.2.2	without prejudice to the generality of the foregoing power the Trustees shall have power to declare in respect of any such sum or any part thereof such trust terms including such provisions for maintenance education or advancement of or accumulation of income during a minority and including such discretionary trusts and powers as the Trustees shall from time to time by deed or deeds revocable or irrevocable appoint and the Trustees shall have power to appoint as trustee of such Plan Fund any two or more persons or a sole corporate body (whether or not that body is a trust corporation) as the Trustees shall in their discretion decide and shall have power in their discretion to remove any of such trustees and appoint any other trustee in place of any trustee so removed

7.2.3	the Trustees may but without being in any way bound to do so have regard to any documents signed by the Member concerned expressing his wishes relating to the disposal of any sum to be held upon the trusts declared in this Clause 7.2 and may issue forms to Members for this purpose
7.3	Member’s Notification Any Member may from time to time notify the Trustees how he would wish the Trustees to exercise their discretion under Clause 7.2 of this Part 2 of the Declaration of Trust but the Trustees shall not be bound in any way thereby.
8	Member Leaving Service
8.1	Leaving Service If before the Normal Retirement Date a Member ceases to be in the Service of the Company or any Employing Company the Trustees shall forthwith on being informed of the same and subject to Clause 8.2 and 8.3 below provide the

Member with details of the value of the contributions made to this Plan in relation to that Service which shall thereafter be held by the Trustees as part of the Plan Fund.
8.2	Where the Member leaves the Service of the Company and becomes an employee of another Employing Company which becomes the new Company (in accordance with Clause 10 of Part 2) under the Plan Clause 8.1 of Part 1 above shall not apply and the Member shall be treated as if he had continued in the Service of the Company.

8.3	Options available to a Departing Member A Member may at any time on or after receiving details of the Plan Fund request the Trustees either to hold the same towards the provision of the Appropriated Amount in accordance with the provisions of Clauses 5, 6 and 7 of this Part 2 of the Declaration of Trust or request the Trustees to transfer the same in accordance with the provisions of Clause 9 of this Part 2 of the Declaration of Trust and the Trustees may comply at their discretion with his request and if they comply with his request the receipt of the trustees of the new plan shall be a complete discharge to the Trustees and the Plan Fund of all liability in respect of the Member under the Plan and the Trustees shall be under no liability to see to the application of the amount transferred. The Member may also exercise any statutory rights available to him
9	Transfer from the Plan

If a Member becomes a member of another scheme for the provision of Retirement Benefits the Trustees may at their discretion and with the written consent of the Member and the Company transfer the whole or part of the Member’s Appropriated Amount to that other arrangement (or the trustees or managers of it) for the benefit of the Member. On the transfer being made the Retirement Benefits shall cease to be payable by the Trustees in respect of the amount or amounts so transferred and the receipt of the trustees of the new scheme shall be a complete discharge to the Trustees and the Trustees shall be under no liability to see to the application of the amount transferred

10	New Company

An Employing Company may with the consent of the Trustees and the Company agree to become the Company. There shall be only one Company at any one time in relation to this Plan.

11	Termination of Plan

Termination events The Plan shall be wound up on the first to happen of any of the following events:

11.1	Failure of objects if the Trustees are of the opinion that the Plan or its administration cannot conveniently be carried on;

11.2	Payment of Retirement Benefits on the provision by the Trustees of the benefits under Clauses 6 and 7 of this Part 2 of the Declaration of Trust so that either:
11.2.1	no part of any Appropriated Amount remains in the Trustee’s hands; or

11.2.2	all or part of any Appropriated Amount remains in the Trustee’s hands but there are no remaining Beneficiaries to whom the benefits can be paid or provided under Clauses 6 or 7 of this Part 2 of the Declaration of Trust.
11.3	Transfer from the Plan if the Trustees exercise their power to transfer the whole of all the Members’ Appropriated Amounts under Clause 9 of this Part 2 of the Declaration of Trust

11.4	Dissolution or Liquidation of Company if the Company for the time being of the Plan has been dissolved or liquidated and no other Company has been appointed under Clause 10 of this Part 2 of the Declaration of Trust ;

11.5	Final Dissolution Date on attainment of the Final Dissolution Date
12	Winding up

On the winding up of the Plan the Plan Fund will be applied in accordance with this Declaration of Trust as the Trustees may in their absolute discretion think fit PROVIDED THAT no benefit shall be payable to any Member prior to his attainment of age 55 except on grounds of any Member’s Incapacity

13	Missing Beneficiary

Cancellation of Entitlement If the Trustees are unable to locate any Beneficiary after making such enquiries as the Trustees consider to be appropriate the Trustees may cancel all the rights of that person to participate under this Plan (whether 6 years have expired from the date when the benefit becomes payable or not). The Trustees shall hold the Plan Fund or any part thereof to which that Beneficiary would have been entitled for the benefit of any individual who is shown to the satisfaction of the Trustees to be a spouse or issue of any such Beneficiary or to be wholly or in part financially dependent upon that person at such times and in such proportions as the Trustees shall in their discretion decide.

14	Notices

Any notice which under the Plan is required to be given to or served upon the Trustees or upon an Employing Company shall be deemed to be sufficiently given or served if in writing and either delivered by hand or sent to the Trustees or the Employing Company as the case may be by pre-paid first class post under cover addressed:
(a)	in the case of the Trustees to the last known address of the Trustees or (if there are more than one) to the first named trustee and

(b)	in the case of an Employing Company to their registered office for the time being
Any notice to a Member or other person in receipt of a pension or annuity or entitled to any other benefit under the Plan or entitled to receive information by operation of legislation may be given by sending the same through the post in a letter addressed to him at his last known place of abode and any notice so sent shall be deemed to be served on the second day following that on which it is posted. A Member and any annuitant shall give notice in writing to the Trustees of his place of residence at the time he becomes a Member or entitled to an annuity out of the Plan and thereafter shall give immediate notice of any change of residence

PART 3 — DEFINITIONS AND INTERPRETATION
In this Plan unless the context otherwise requires the following expressions have the following meanings respectively:-
(a)	“Appropriated Amount” means the amount defined as such in Clause 5 of Part 2 of this Declaration of Trust;

(b)	“the Beneficiaries” means:
(i)	every Employee and former Employee; and

(ii)	the Members of the Family of every Employee and former Employee;
and “Beneficiary” has a corresponding meaning SAVE THAT:
(i)	for so long as a person is resident in Guernsey for tax purposes that person is hereby excluded from qualification as a Beneficiary under this Trust;

(ii)	for so long as a person is resident in (or a citizen of) the United States of America for tax purposes that person is hereby excluded from qualification as a Beneficiary under this Trust; and

(iii)	in respect of each individual Member, the class of Beneficiaries relating to that Member shall be closed at the date of that Member’s death except that it shall include any persons then conceived who if they had been born before the date of the Member’s death would have fallen within the class of Beneficiaries;
(c)	“Charity” means any trust, company, foundation, institution or other organisation established exclusively for charitable purposes in accordance with Section 506(1) Income and Corporation Taxes Act 1988 notwithstanding that such trust, company, foundation or other organisation may be established and administered under the laws of a jurisdiction other than that of the Proper Law of this Trust;

(d)	“Dependant” means in relation to an Employee or former Employee anyone who is financially dependent upon that individual including anyone who shares living expenses with or receives financial support from the individual and whose standard of living would be adversely affected by the loss of the individual’s contribution or support. The decision of the Trustee as to whether someone is a Dependant shall be final;

(e)	“Employee” means an individual employed by an Employing Company carrying on a trade, profession or undertaking (including an individual employed as office holder);

(f)	“Employer Social Security Liability” means a liability of any Employing Company to pay social security (including, but not limited to secondary Class 1 and Class 1A National Insurance Contributions) in respect of any Employee or former Employee of an Employing Company;

(g)	“Employing Company” means the Company, the Company’s subsidiary or holding company or a subsidiary of the Company’s holding company (where “subsidiary” and “holding company” shall have the meaning attributed by the Companies Act 2006);

(h)	"Final Dissolution Date” means the day immediately preceding the end of the Trust Period;

(i)	“Incapacity” means such physical or mental deterioration which is bad enough to prevent the Member from following his normal employment or which seriously impairs his earning capacity;

(j)	“Investment Manager” means an investment manager appointed by the Trustee in accordance with this Declaration of Trust;

(k)	“Member” means any Employee or former Employee for whom the Trustee holds part of the Plan Fund as a Member Retirement Account in accordance with the terms of the Plan;

(l)	“Members of the Family” means, in respect to an Employee or former Employee, his or her:
(i)	spouse;

(ii)	civil partner;

(iii)	widow or widower;

(iv)	brothers and sisters;

(v)	children stepchildren grandchildren and remoter issue;

(vi)	parents and grandparents;

(vii)	aunts uncles nephews and nieces and all other children stepchildren grandchildren and remoter issue of his or her grandparents; and

(viii)	Dependants;

(m)	“Member Retirement Account” in relation to a Member means the amount(s) appropriated to that Member in accordance with Clause 5 of Part 2 of this Declaration of Trust, including accretions thereto and income thereon and which shall be notionally allocated to a separate account within the Plan Fund in order that its value for the purposes of the Plan can be readily ascertained.

(n)	“Nominee” means any nominee or nominees as the Trustee shall direct;

(o)	“Normal Retirement Date” means in relation to a Member the date of attainment of age 55 or such other age where provided under the statute of the country of residence of an Employing Company;

(p)	“Pension” means a pension falling within the meaning of Section 574 of the Income Tax (Earnings and Pensions) Act 2003;

(q)	“Plan” means the retirement benefits scheme established by this Declaration of Trust;

(r)	“the Plan Fund” means the said sum of £100, all property at any time added thereto by way of further settlement, accumulation of income lawfully made, capital accretion or otherwise and all property from time to time representing such money, property accumulation and accretions;

(s)	“Relevant Date” shall, in relation to a Member, mean the date on which the Trustee receives notice in writing from that Member informing the Trustee of the Member’s wish for benefits to be paid following the earlier of:
(i)	the Normal Retirement Date;

(ii)	the date on which the Member retires (at any age) by reason of Incapacity;

(iii)	the date on which the Member dies;
PROVIDED THAT the Relevant Date shall not be later than the date on which the Member attains the age of seventy-five (75);

(t)	“Relevant Employer Social Security Liability” means any Employer Social Security Liability incurred by any Employing Company arising in connection with any amounts paid or otherwise provided by the Employing Company (in making any contribution to the Plan Fund) or by the Trustee or otherwise provided out of the Trust;

(u)	“Retirement Benefits” means any means any Pension or lump sum, gratuity or other benefit falling within Section 393B Income Tax (Earnings and Pensions) Act 2003 provided under the terms of the Plan;

(v)	“Service” means the performance of employment duties under a contract of employment made between a Member and an Employing Company;

(w)	“the Trustees” means the Original Trustees or other trustees or trustee for the time being of the Trust;

(x)	“the Trust Period” means the shorter of the period of one hundred and twenty five (125) years beginning with the date of this Declaration of Trust (which number of years shall be the perpetuity period applicable hereto) and the period so beginning and ending on such date as the Trustee shall by instrument specify (not being a date earlier than the date of execution of such instrument);

(y)	“the Trust” means the trust constituted by this Declaration of Trust;

(z)	“Trust Tax Liability” means a liability on the part of the Trustee to account for Inheritance Tax arising under section 64 Inheritance Tax Act 1984 or section 65 Inheritance Tax Act 1984;

(aa)	“UK Company” means TRW Limited (Company Number 00872948) whose registered office is at Stratford Road, Solihull, B90 4AX

(bb)	for the purposes of this Declaration of Trust, section 286 Taxation of Chargeable Gains Act 1992 shall apply for the purposes of determining whether one person is connected with another person;

(cc)	headings are inserted for convenience only and do not affect the interpretation of any Clause;

(dd)	a reference to a Clause is a reference to a Clause of this Declaration of Trust;

(ee)	a reference to a statute or statutory provision includes a reference
(i)	to that statute or provision as from time to time consolidated, modified, re-enacted or replaced by any statute or statutory provision

(ii)	to any repealed statute or statutory provision which it re-enacts (with or without modification); and

(iii)	to any subordinate legislation made under it;

(ff)	words in the singular include the plural, and vice versa; and

(gg)	a reference to the masculine shall be treated as a reference to the feminine, and vice versa.

IN WITNESS WHEREOF the duly authorised representatives of the Company and the Trustee has signed this Declaration of Trust the day and year first before written
Signed by
for and on behalf of
TRW Automotive Inc.

/s/ Peter R. Rapin
Authorised Signatory

/s/ Steven M. Kiwicz
Authorised Signatory

Signed by
for and on behalf of
Barclays Wealth Trustees (Guernsey) Limited

/s/
Authorised Signatory

/s/
Authorised Signatory